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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) of Aon Corporation for the registration of $50,000,000 of Aon Deferred Compensation Obligations of our report dated February 12, 2003 with respect to the consolidated financial statements and the related financial statement schedules of Aon Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                          /s/ERNST & YOUNG LLP

Chicago, Illinois
June 24, 2003

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS